Exhibit (a)(2)

SCHEDULE A

to

Amended and Restated Agreement and Declaration of Trust

of

Forward Funds

Schedule of Series and Classes

Series	Class of Shares

Forward Aggressive Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Balanced Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Banking and Finance Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Emerging Markets Fund	Advisor Class Investor Class Institutional Class Class C Class M

Forward Frontier Markets Fund	Investor Class Institutional Class Class Z

Forward Global Infrastructure Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C Class M

Forward Growth & Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Growth Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward High Yield Bond Fund	Investor Class Institutional Class Class C Class Z

Forward HITR Fund	Advisor Class Investor Class Institutional Class Class A

Forward Income & Growth Allocation Fund	Investor Class Institutional Class Class A Class C

Forward Income Allocation Fund	Investor Class Institutional Class Class A Class C

Forward International Dividend Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward International Equity Fund	Investor Class Institutional Class Class C Class Z

Forward International Fixed Income Fund	Advisor Class Investor Class Institutional Class Class C

Forward International Real Estate Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C

Forward International Small Companies Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M

Forward Investment Grade Fixed-Income Fund	Investor Class Institutional Class Class C Class Z

Forward Large Cap Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Large Cap Growth Fund	Investor Class Institutional Class Class C Class Z

Forward Large Cap Value Fund	Investor Class Institutional Class Class C Class Z

Forward Legato Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Long/Short Credit Analysis Fund	Advisor Class Investor Class Institutional Class Class C Class M

Forward Mortgage Securities Fund	Investor Class Institutional Class Class A Class C Class Z

Forward Real Estate Fund	Advisor Class Investor Class Institutional Class Class A Class C

Forward Select Income Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C Class M

Forward Small Cap Equity Fund	Advisor Class Investor Class Institutional Class Class A Class C Class M

Forward Small To Mid Cap Fund	Investor Class Institutional Class Class C Class Z

Forward Strategic Alternatives Fund	Investor Class Institutional Class Class Z

Forward Strategic Realty Fund	Advisor Class Investor Class Institutional Class Class A Class B Class C

Forward U.S. Government Money Fund	Investor Class Institutional Class Class A Class C Class Z

Forward Tactical Growth Fund	Investor Class Institutional Class Class A Class C Class M

As amended:	March 8, 2007
September 11, 2007
November 13, 2007
January 9, 2008
March 5, 2008
September 17, 2008
January 7, 2009
April 29, 2009
June 3, 2009
June 9, 2009
June 12, 2009
June 17, 2009
June 26, 2009
September 25, 2009
October 30, 2009
December 1, 2009
December 11, 2009
January 11, 2010
May 1, 2010
June 11, 2010